Exhibit 10.1

WARRANT AMENDMENT AGREEMENT

This WARRANT AMENDMENT AGREEMENT (this “Amendment”), dated as of April 24, 2015 (the “Execution Date”), is entered into by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) and LAZARUS INVESTMENT PARTNERS LLLP the holder (the “Holder”) of the Warrants (as such term is defined below).

WHEREAS, the Company has issued to the Holder warrants to purchase shares of common stock of the Company on or about October 13, 2010 (the “October 2010 Warrants”), October 13, 2011 (the “October 2011 Warrants”), March 14, 2012 (the “March 2012 Warrants”), April 11, 2012 (the “April 2012 Warrants”), in two issuances on September 28, 2012 (the “September 2012 Warrants”), June 11, 2013 (the “June 2013 Warrants”), and September 3, 2014 (the “September 2014 Warrants”) (collectively, the “Warrants”); and

WHEREAS, in consideration of the Holder’s agreement to extend a loan of $500,000 to the Company, the Company and Holder desire to amend the Warrants to reduce the exercise price and to extend the exercise period of such Warrants.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Holder agree as follows:

SECTION 1. Definitions and Effectiveness. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Warrants. With respect to the October 2010 Warrants, the October 2011 Warrants, the March 2012 Warrants, the April 2012 Warrants and the September 2012 Warrants, this Amendment is effective on the Execution Date. With respect to the June 2013 Warrants and the September 2014 Warrants, this Amendment is effective on May 7, 2015. As used herein, (i) for the October 2010 Warrants, the October 2011 Warrants, the March 2012 Warrants, the April 2012 Warrants and the September 2012 Warrants, the term “Effective Date” shall mean the Execution Date; and (ii) for the June 2013 Warrants and the September 2014 Warrants, the term “Effective Date” shall mean May 7, 2015.

SECTION 2. Amendments to the Warrants. The Warrants shall be amended as follows:

(a) The relevant section of each of the Warrants is hereby amended to modify the definition of the term “Exercise Price” such that from and after the Effective Date of this Amendment, the term “Exercise Price” shall be as follows:

“Exercise Price” means the price at which the Holder may purchase one share of Common Stock upon exercise of this Warrant as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $0.25 per share, subject to adjustment as provided herein.

(b) The relevant section of each of the Warrants is hereby amended to modify the definition of the term “Expiration Date” such that from and after the Effective Date of this Amendment, the term “Expiration Date” shall be as follows:

“Expiration Date” shall be October 25, 2019.

SECTION 3. Effect of Amendments. Upon the Effective Date of this Amendment, (i) the applicable portions of this Amendment shall be a part of each of the Warrants and each of the Warrants shall incorporate the provisions of Section 2 hereof which are applicable to such Warrants, and (ii) each reference in the Warrants to “this Warrant”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to the Warrants shall mean and be a reference to such Warrants as amended hereby. In the event of any inconsistencies between this

Amendment and any of the Warrants, the terms of this Amendment shall govern. Except as expressly amended hereby, each of the Warrants, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto. Except as provided for herein, all other terms and conditions of the Warrants shall remain unchanged. The Holder and the Company hereby consents to the terms of the amendments to the Warrants contained in this Amendment.

SECTION 4. Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. The Holder further represents and warrants that (i) it is the beneficial or record owner of each of the Warrants originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Holder has not assigned or transferred any interest in the Warrants; (iii) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933; (iv) it is holding the Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933 or any applicable state securities laws; and (v) it is aware that the Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and under applicable state securities laws or an exemption from such registration is available.

SECTION 5. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(b) In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. No provision of this Amendment may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holder. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Signature page follows.

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the Execution Date first set forth above

AUTHENTIDATE HOLDING CORP.

By:
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

HOLDER:

LAZARUS INVESTMENT PARTNERS LLLP

By:
Name:
Title:

3